Exhibit 10.28

WAIVER AND CONSENT TO CREDIT AGREEMENT

LASALLE RETAIL FINANCE

Date: May     , 2008

THIS WAIVER AND CONSENT TO CREDIT AGREEMENT (this “Waiver”) is made to the Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of July 2, 2007 by and among:

AMERICAN APPAREL (USA), LLC (f/k/a AAI Acquisition LLC (successor by merger to American Apparel, Inc.)), a California limited liability company, as agent for itself and the other Borrowers party thereto (in such capacity, the “Lead Borrower”);

THE BORROWERS now or hereafter party to the Credit Agreement;

THE FACILITY GUARANTORS now or hereafter party to the Credit Agreement;

LASALLE BUSINESS CREDIT, LLC, AS AGENT FOR LASALLE BANK MIDWEST NATIONAL ASSOCIATION, ACTING THROUGH ITS DIVISION, LASALLE RETAIL FINANCE, with offices at 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties;

LASALLE BUSINESS CREDIT, LLC, AS AGENT FOR LASALLE BANK MIDWEST NATIONAL ASSOCIATION, ACTING THROUGH ITS DIVISION, LASALLE RETAIL FINANCE, with offices at 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, as collateral agent (in such capacity, the “Collateral Agent”, and together with the Administrative Agent, individually an “Agent” and collectively, the “Agents”) for its own benefit and the benefit of the other Credit Parties;

WELLS FARGO RETAIL FINANCE, LLC, with offices at One Boston Place, 19th Floor, Boston, Massachusetts 02108, as collateral monitoring agent (in such capacity, the “Collateral Monitoring Agent”) for its own benefit and the benefit of the other Credit Parties;

the LENDERS party to the Credit Agreement; and

LASALLE BANK NATIONAL ASSOCIATION, a national banking association with offices at 135 South LaSalle Street, Chicago, Illinois 60603, as Issuing Bank;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

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BACKGROUND

A. The Lead Borrower has advised the Agents that certain Events of Default have occurred as a result of the Loan Parties’ failure to comply with, among other things, certain financial performance covenants and other covenants, as more particularly set forth on Exhibit A annexed hereto (collectively, the “Financial and Compliance Events of Default”).

B. The Lead Borrower has further advised the Agents that the Lead Borrower has entered into that certain Asset Purchase Agreement dated as of April 8, 2008 (“the “APA”) by and between USDF, a California corporation (the “Seller”), and the Lead Borrower, pursuant to which the Lead Borrower has agreed to purchase certain assets (the “Purchased Assets”) of the Seller’s garment dying and finishing business (the “Acquisition”) for the aggregate sum of approximately $3,500,000.00 (the “Purchase Price”). The Lead Borrower has further advised the Agents that the Lead Borrower has commenced making payments of the Purchase Price to Seller in respect of such Acquisition. Absent the consent of the Agents and the Required Lenders, the Acquisition would constitute an Event of Default (the “Acquisition Event of Default”, and together with the Financial and Compliance Events of Default, collectively, the “Specified Events of Default”) under Section 7.01(d) of the Credit Agreement as a result of the failure of the Loan Parties to comply with Section 6.04 of the Credit Agreement. Furthermore, the commencement of the payment of the Purchase Price constitutes a Default under Section 7.01(d) as a result of the failure of the Loan Parties to comply with Section 6.04 of the Credit Agreement (relating to investments and acquisitions).

C. In light of the foregoing, the Lead Borrower has requested that the Agents and the Required Lenders consent to the Acquisition and waive the Specified Events of Default. The Agents and the Required Lenders are willing to waive the Specified Events of Default, on the terms and conditions set forth herein

Accordingly, it is hereby agreed as follows:

1.	Waiver of Specified Events of Default. The Agents and the Required Lenders hereby waive the Specified Events of Default. The Loan Parties acknowledge and agree that:

(a)	The foregoing waiver is a one-time waiver and shall not be deemed to constitute a waiver of any other Event of Default or a waiver of any other requirement of the Credit Agreement with respect to any other circumstance, including, without limitation, any failure by the Loan Parties to comply with the financial performance covenants or other covenants set forth in Sections 5.01, 6.01, 6.04 or 6.08.

(b)	The consent and waiver provided above shall not take effect upon the execution of this Agreement, and shall only take effect upon satisfaction of each and all of the requirements of Section 2, below.

2.	Conditions to Effectiveness. The Waiver provided in Section 1 above shall be effective as of (i) with respect to the Specified Events of Default referred to in Items 1 and 2 of Exhibit A, February 29, 2008, (ii) with respect to the Specified Events of Default referred to in Items 3 through 11 of Exhibit A, March 31, 2008, and (iii) with respect to the Acquisition Event of Default and the Specified Events of Default referred to in Items 12 through 16 of Exhibit A, the date hereof, in each case upon the fulfillment of the following conditions precedent:

(a)	All actions on the part of the Loan Parties necessary for the valid execution, delivery, and performance by the Loan Parties of this Waiver shall have been duly and effectively taken.

(b)	The Administrative Agent shall have received an original copy of this Waiver duly executed and delivered by the Loan Parties, the Agents, and the Required Lenders.

(c)

The Administrative Agent shall have received a copy of that certain Amendment No. 6, Consent and Waiver to Credit Agreement of American Apparel (USA), LLC, dated as of the date hereof, with respect to the SOF Investments Loan (the “SOF Waiver”), duly executed by all parties thereto, pursuant to which SOF Investments shall have waived the defaults arising from, among other things, the

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breaches by the Lead Borrower (as Borrower with respect to the SOF Investments Loan) of Section 5.01, Section 6.04, Section 6.11 or Section 6.12 of the “Credit Agreement” (as such term is defined in the SOF Waiver).

(d)	The Administrative Agent shall have received, for the ratable benefit of the Lenders executing this Waiver, a waiver fee in the amount of $93,750.00, which shall be fully earned on the date hereof and shall not be subject to refund or rebate in whole or in part under any circumstance. The Administrative Agent is hereby authorized to make a Credit Extension to pay the waiver fee.

(e)	The Administrative Agent shall have instituted an Availability Reserve under the Borrowing Base (which Availability Reserve shall be in addition to all other Reserves under the Borrowing Base) in the amount of $4,500,000, which Availability Reserve shall remain in place until satisfaction of the obligations of the Loan Parties set forth in Section 3 hereof.

(f)	The Administrative Agent shall have received reimbursement from the Loan Parties for all reasonable costs, expenses, and legal fees incurred by the Administrative Agent through May , 2008 in connection with the negotiation, preparation, and execution of this Waiver. Provided that the Administrative Agent shall have notified the Lead Borrower of the amount of such costs, expenses, and legal fees incurred through such date, the Administrative Agent is hereby authorized to make a Credit Extension to reimburse the Administrative Agent for such costs, expenses, and legal fees. Each of the Loan Parties acknowledges and agrees that additional statements for all reasonable costs, expenses, and legal fees incurred by the Administrative Agent in connection with the negotiation, preparation, and execution of this Waiver for periods after May , 2008 will be rendered and paid as set forth in the Credit Agreement.

3.	Amendment; Joinder; Pledge. Each Loan Party hereby agrees to enter into, by May 31, 2008, each in form and substance satisfactory to the Agents and each Lender in their discretion, (i) an amendment to the Credit Agreement and related documents, which amendment and related documents may, among other things, (a) effect a joinder by American Apparel, Inc. (f/k/a Endeavor Acquisition Corp.) to the Loan Documents, whereby American Apparel, Inc. (f/k/a Endeavor Acquisition Corp.) shall become a Facility Guarantor thereunder, and (b) delete certain financial performance covenants, including, without limitation, the financial performance covenant relating to Capital Expenditures, in each case in accordance with the Summary of Terms and Conditions set forth as Exhibit B hereto, and (ii) an amendment to the Pledge Agreement, pursuant to which, among other things, the parties thereto shall amend Schedule I thereto to include all Subsidiaries in existence as of the date of such amendment. The failure of the Loan Parties to enter into the foregoing amendments and related documents by May 31, 2008 shall constitute an Event of Default under the Credit Agreement for all purposes but shall not invalidate the waiver provided in Section 1 above.

4.

No Continuing Waiver. The Loan Parties acknowledge and agree that since the Closing Date, in addition to the Specified Events of Default, certain Events of Default (together with the Specified Events of Default, collectively, the “Past Events of Default”) have occurred as a result of the Loan Parties’ actions in violation of the Credit Agreement and failure to obtain prior consent from the Agents and the Lenders for such actions, as such Past Events of Default are more specifically described herein and in (i) that certain Default Waiver dated as of November 23, 2007, by and among the Administrative Agent, certain of the Lenders, and the Lead Borrower, (ii) that certain Second Amendment and Waiver dated as of November 26, 2007, by and between, among others, the Agents, the certain of the Lenders, and the Loan Parties, (iii) that certain Waiver and Consent dated as of December 28, 2007, by and among the Agents, certain of the Lenders, and the Lead Borrower, and (iv) that certain Waiver to Credit Agreement dated as of February 29, 2008, by and among the Agents, the Lenders and the Loan Parties. The Agents and the Lenders have consented to waive such Past Events of Default based on their consideration of certain facts and circumstances presented at the time of each request from the Loan Parties for such waiver. The Loan Parties further acknowledge and agree that the Agents and the Lenders are under no obligation to waive any future Event of Default arising after the

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date hereof and that the Agents and the Lenders shall determine whether to waive any such Event of Default based on facts and circumstances in existence when such Event of Default arises. Nothing herein or in any other communication with any Agent or any Lender shall be deemed an agreement by any Agent or any Lender to forbear from exercising any and all of their rights, remedies, powers, and privileges with respect to any other Events of Default.

5.	Financial Statements for Fiscal Month Ending April 30, 2008. The parties hereto acknowledge and agree that notwithstanding anything in the Credit Agreement to the contrary, the date by which the Lead Borrower shall have furnished to the Administrative Agent the financial statements and Compliance Certificate referred to in Section 5.01(b) and Section 5.01(c) of the Credit Agreement for the Fiscal Month ended April 30, 2008, is hereby extended by ten (10) days to June 9, 2008.

6.	Representations and Warranties; Ratification of Loan Documents. In order to induce the Agents and the Lenders to enter into this Waiver, each Loan Party hereby represents and warrants that except for the Specified Events of Default, no Default or Event of Default by any Loan Party exists under the Credit Agreement or under any other Loan Document. Except as expressly provided in this Waiver, all terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. The Loan Parties hereby ratify, confirm, and re-affirm all terms and provisions of the Loan Documents, except that any representation or warranty made as of a specific date shall be true and correct only as of the date so specified.

7.	Acknowledgement of Obligations. Each of the Loan Parties hereby acknowledges and agrees that there is no basis nor set of facts on which any amount (or any portion thereof) owed by the Loan Parties under the Credit Agreement and the Loan Documents could be reduced, offset, waived, or forgiven, by rescission or otherwise; nor is there any claim, counterclaim, offset, or defense (or other right, remedy, or basis having a similar effect) available to any of the Loan Parties with regard thereto; nor is there any basis on which the terms and conditions of any of the Obligations could be claimed to be other than as stated on the written instruments which evidence such Obligations.

8.	Waiver of Claims and Release. Each of the Loan Parties hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Agents, the Lenders, or their respective parents, affiliates, predecessors, successors, or assigns, or their officers, directors, employees, attorneys, or representatives, with respect to the Obligations, or otherwise, and that if any of the Loan Parties now has, or ever did have, any offsets, defenses, claims, or counterclaims against such Persons, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Waiver, all of them are hereby expressly WAIVED, and each of the Loan Parties hereby RELEASES such Persons from any liability therefor.

9.	Binding Effect. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their representatives, successors and assigns.

10.	Multiple Counterparts. This Waiver may be executed in multiple counterparts, each of which shall constitute an original and together which shall constitute but one and the same instrument.

11.	Governing Law. This Waiver shall be construed, governed, and enforced pursuant to the laws of the Commonwealth of Massachusetts, without giving effect to principles of conflicts of laws.

12.	Loan Document. This Waiver shall constitute a Loan Document for all purposes. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Waiver as of the date above first written. This Waiver is intended to take effect as a sealed instrument.

AMERICAN APPAREL (USA), LLC, as Lead Borrower and as a Borrower

By:

Name:

Title:

AMERICAN APPAREL RETAIL, INC., as a Borrower

By:

Name:

Title:

AMERICAN APPAREL DYEING & FINISHING, INC., as a Borrower

By:

Name:

Title:

KCL KNITTING, LLC, as a Borrower

By:	American Apparel (USA), LLC, its sole member

By:

Name:

Title:

Signature Page to Waiver to Credit Agreement

AMERICAN APPAREL, LLC, as a Facility Guarantor

By:	American Apparel (USA), LLC, its sole member

By:

Name:

Title:

FRESH AIR FREIGHT, INC., as a Facility Guarantor

By:

Name:

Title:

Signature Page to Waiver to Credit Agreement

LASALLE BUSINESS CREDIT, LLC,

As Agent for LaSalle Bank Midwest National Association, acting through its division, LaSalle Retail Finance, as Administrative Agent, as Collateral Agent, as Swingline Lender and as Lender

By:

Name:	Stephen J. Garvin

Title:	Vice President

LASALLE BANK NATIONAL ASSOCIATION, as Issuing Bank

By:

Name:	Stephen J. Garvin

Title:	Vice President

Signature Page to Waiver to Credit Agreement

WELLS FARGO RETAIL FINANCE, LLC, as Collateral Monitoring Agent and as a Lender

By:

Name:	Emily Abrahamson

Title:	Assistant Vice President/Account Executive

Signature Page to Waiver to Credit Agreement

NATIONAL CITY BUSINESS CREDIT, INC., as a Lender

By:

Name:	Kathryn C. Ellero

Title:	Vice President

Signature Page to Waiver to Credit Agreement

Exhibit A

Financial and Compliance Events of Default

1. The Loan Parties have failed to deliver, within thirty (30) days following the end of the Fiscal Month ending January 31, 2008, the financial statements for such Fiscal Month, which are required to be delivered pursuant to Section 5.01(b) of the Credit Agreement. Such failure constitutes an Event of Default under Section 7.01(e) of the Credit Agreement.

2. The Loan Parties have failed to deliver, within thirty (30) days following the end of the Fiscal Month ending January 31, 2008, the Compliance Certificate for such Fiscal Month, which is required to be delivered pursuant to Section 5.01(c) of the Credit Agreement. Such failure constitutes an Event of Default under Section 7.01(e) of the Credit Agreement.

3. The Loan Parties failed to deliver, within thirty (30) days following the end of the Fiscal Month ending February 29, 2008, the financial statements for such Fiscal Month, which are required to be delivered pursuant to Section 5.01(b) of the Credit Agreement. Such failure constitutes an Event of Default under Section 7.01(e) of the Credit Agreement.

4. The Loan Parties have failed to deliver, within thirty (30) days following the end of the Fiscal Month ending February 29, 2008, the Compliance Certificate for such Fiscal Month, which is required to be delivered pursuant to Section 5.01(c) of the Credit Agreement. Such failure constitutes an Event of Default under Section 7.01(e) of the Credit Agreement.

5. The Loan Parties have failed to deliver, within thirty (30) days following the end of the Fiscal Month ending March 31, 2008, the financial statements for such Fiscal Month, which are required to be delivered pursuant to Section 5.01(b) of the Credit Agreement. Such failure constitutes an Event of Default under Section 7.01(e) of the Credit Agreement.

6. The Loan Parties have failed to deliver, within thirty (30) days following the end of the Fiscal Month ending March 31, 2008, the Compliance Certificate for such Fiscal Month, which is required to be delivered pursuant to Section 5.01(c) of the Credit Agreement. Such failure constitutes an Event of Default under Section 7.01(e) of the Credit Agreement.

7. The Loan Parties have violated the financial performance covenant set forth in Section 2 of Exhibit M of the Credit Agreement by making Capital Expenditures in excess of $5,000,000.00 during the Fiscal Quarter ending March 31, 2008, as more specifically described below:

Covenant	Actual Capital Expenditures as of March 31, 2008
Not more than $5,000,000.00	$14,791,354.00

Such violation constitutes an Event of Default under Section 7.01(d) of the Credit Agreement.

8. The Loan Parties have violated the financial performance covenant set forth in Section 4 of Exhibit M of the Credit Agreement by failing to maintain a Consolidated Fixed Charge Coverage Ratio of not less than 1:00 to 1.00 for the Fiscal Quarter ending March 31, 2008, as more specifically described below:

Covenant	Actual
Not less than 1.00 to 1.00	0.6510 to 1.00

Such violation constitutes an Event of Default under Section 7.01(d) of the Credit Agreement.

Exhibit A to Waiver to Credit Agreement

9. The Loan Parties have violated Section 6.01 of the Credit Agreement by permitting American Apparel Japan Yugen Kaisha, a Subsidiary of a Loan Party, to incur Indebtedness to a Person in the amount of JPM100,000,000. Such violation constitutes an Event of Default under Section 7.01(d) of the Credit Agreement.

10. The Loan Parties have violated Sections 6.04 and 6.08 of the Credit Agreement by making intercompany loans and other transfers to certain Subsidiaries of the Loan Parties prior to March 31, 2008, including, without limitation, Subsidiaries organized or to be organized under the laws of China, which act is an Investment that is not a Permitted Investment. Such violation constitutes an Event of Default under Section 7.01(d) of the Credit Agreement.

11. The Loan Parties have materially breached the documents, instruments and agreements executed in connection with the SOF Investments Loan by engaging in the actions referred to with respect to the Acquisition Event of Default and Items 1 through 10 of this Exhibit A. Such breach constitutes an Event of Default under Section 7.01(r) of the Credit Agreement.

12. The Loan Parties have violated Sections 6.04 and 6.08 of the Credit Agreement by making intercompany loans and other transfers to certain Subsidiaries of the Loan Parties during the months of April and May, 2008, including, without limitation, Subsidiaries organized or to be organized under the laws of Brazil and China, which act is an Investment that is not a Permitted Investment. Such violation constitutes an Event of Default under Section 7.01(d) of the Credit Agreement.

13. The Loan Parties have violated the financial performance covenant set forth in Section 2 of Exhibit M of the Credit Agreement by making Capital Expenditures in excess of $5,000,000.00 during the Fiscal Quarter ending June 30, 2008. Such violation constitutes an Event of Default under Section 7.01(d) of the Credit Agreement.

14. The Loan Parties have violated the financial performance covenant set forth in Section 2 of Exhibit M of the Credit Agreement by making Capital Expenditures in excess of $17,500,000.00 during the Fiscal Year ending December 31, 2008. Such violation constitutes an Event of Default under Section 7.01(d) of the Credit Agreement.

15. The Lead Borrower has advised the Agents and the Lenders that the Loan Parties are likely to fail to comply with the financial performance covenant set forth in Section 4 of Exhibit M to the Credit Agreement relating to Consolidated Fixed Charge Coverage Ratio for the Fiscal Quarter ending June 30, 2008. Such likely failure constitutes a Default under Section 7.01(d) of the Credit Agreement.

16. The Loan Parties have materially breached the documents, instruments and agreements executed in connection with the SOF Investments Loan by engaging in the actions referred to with respect to Items 12 through 15 of this Exhibit A. Such breach constitutes an Event of Default under Section 7.01(r) of the Credit Agreement.

Exhibit A to Waiver to Credit Agreement

Exhibit B

Summary of Terms and Conditions

1077959.9

Exhibit B to Waiver to Credit Agreement